UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2020

GPO PLUS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-213744	37-181713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3571 E. Sunset Road, Suite #300 Las Vegas, NV	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702.840.1020

Global House Holdings Ltd.

1771 E. Flamingo Road, Suite 201 A

Las Vegas, NV  89119

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	GHHHD/GPOX	OTC US

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

On August 19, 2020, Global House Holdings Ltd. (“we”, “us”, “our”, the “Company”) entered into a Designated Territory Distribution Agreement with SafeHandles LLC (“SafeHandles”).  SafeHandles is a California based creator and supplier of certain products known as SafeHandles®, which include antimicrobial sleeves, Ster-Roll™ Tape, ADA adhesive products, and other related accessories.  Pursuant to the agreement, SafeHandles has appointed the Company as the exclusive distributor of its product in the states of Nevada, Colorado, Texas, Florida, Mississippi, and for the Gaming Industry.  “Gaming Industry” means all casinos and hotels affiliated with the gaming industry, casinos and companies engaged in gambling operations and auxiliary restaurant and hotel services including stand-alone casinos, casino hotels, riverboat casinos, bingo halls, gambling machine manufacturers, horse and dog racing tracks, but excluding cruise ships.  The exclusive rights granted are subject to certain mutually agreed exceptions for existing key accounts in the territory.  The Company will also hold non-exclusive distribution rights outside the territory.

The initial term of the agreement will begin on July 30, 2020 and continue through December 31, 2025, subject to fulfillment of sales targets. If the Company is not in breach of the Agreement at the end of the initial term (December 31, 2025) and the Agreement has not been otherwise terminated, the Distributor may extend the Agreement for an additional five (5) year term in its discretion.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GPO PLUS, INC.

Date: September 2, 2020	By:	/s/ Brett H. Pojunis
Brett H. Pojunis
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Director

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